Exhibit 5.1

Reed Smith LLP 1901 Avenue of the Stars Suite 700 Los Angeles, CA 90067-6078 +1 310 734 5200 Fax +1 310 734 5299 reedsmith.com

November 21, 2018

Ritter Pharmaceuticals, Inc.

1801 Century Park East, Suite 1820

Los Angeles, California 90067

Ladies and Gentlemen:

We have acted as special counsel to Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of 8,069,406 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting of (i) 4,615,379 shares of common stock, par value $0.001 per share (the “Series B Conversion Shares”) issuable upon the conversion of the Company’s Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Shares”), held by the selling stockholders, (ii) 1,146,341 shares of common stock, par value $0.001 per share (the “Series C Conversion Shares”) issuable upon the conversion of the Company’s Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Shares”), held by the selling stockholders, and (iii) 2,307,686 shares of common stock, par value $0.001 per share (the “Warrant Shares”) issuable upon exercise of warrants held by the selling stockholders (the “Warrants”). The Series B Conversion Shares, the Series C Conversion Shares and Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission on November 21, 2018 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Series B Conversion Shares, the Series C Conversions Shares and Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (a) the issue and sale of the Series B Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation of Preferences, Rights and Limitations of Series B convertible preferred stock filed with Secretary of State of the State of Delaware on October 31, 2018 (the “Series B Certificate of Designation”) have been duly authorized by all necessary corporate action of the Company, and upon issuance and delivery therefor upon conversion of the Series B Preferred Shares in the manner contemplated by the Registration Statement and the Series B Certificate of Designation, the the Series B Conversion Shares will be validly issued, fully paid and nonassessable, (b) the issue and sale of the Series C Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation of Preferences, Rights and Limitations of Series C convertible preferred stock filed with Secretary of State of the State of Delaware on October 31, 2018 (the “Series C Certificate of Designation”) have been duly authorized by all necessary corporate action of the Company, and upon issuance and delivery therefor upon conversion of the Series C Preferred Shares in the manner contemplated by the Registration Statement and the Series C Certificate of Designation, the the Series C Conversion Shares will be validly issued, fully paid and nonassessable, (c) the issue and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the Warrants have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Reed Smith LLP